SLM Student Loan Trust 2003-9 Quarterly Servicing Report

Report Date: 2/28/2005      Reporting Period: 12/1/04-2/28/04

I.      Deal Parameters

	Student Loan Portfolio Characteristics				11/30/2004	Activity	2/28/2005

A	i	Portfolio Balance			$1,061,035,536.29	$(93,576,736.32)	$967,458,799.97
	ii	Interest to be Capitalized			14,196,210.09		13,643,866.40

	iii	Total Pool			$1,075,231,746.38		$981,102,666.37

	iv	Specified Reserve Account Balance			2,688,079.37		2,452,756.67

	v	Total Adjusted Pool			$1,077,919,825.75		$983,555,423.04

B	i	Weighted Average Coupon (WAC)			3.272%		3.276%
	ii	Weighted Average Remaining Term			121.29		119.69
	iii	Number of Loans			286,663		268,101
	iv	Number of Borrowers			166,920		156,896
	v	Aggregate Outstanding Principal Balance — T-Bill			$108,849,462.82		$99,003,981.31
	vi	Aggregate Outstanding Principal Balance —			$966,382,283.56		$882,098,685.06
		Commercial Paper

						% of		% of
	Notes			Spread	Balance 12/15/04	O/S Securities*	Balance 3/15/05	O/S Securities*

C	i	A-1 Notes	78442GHR0	0.010%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GHS8	0.040%	241,168,825.75	22.374%	146,804,423.04	14.926%
	iii	A-3 Notes	78442GHT6	0.110%	262,000,000.00	24.306%	262,000,000.00	26.638%
	iv	A-4 Notes	78442GHU3	0.200%	528,672,000.00	49.046%	528,672,000.00	53.751%
	vi	B Notes	78442GHV1	0.550%	46,079,000.00	4.275%	46,079,000.00	4.685%

	vii	Total Notes			$1,077,919,825.75	100.000%	$983,555,423.04	100.000%

*Percentages may not total 100% due to rounding

	Reserve Account				12/15/2004		3/15/2005

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)			$2,688,079.37		$2,452,756.67
	iv	Reserve Account Floor Balance ($)			$1,505,695.00		$1,505,695.00
	v	Current Reserve Acct Balance ($)			$2,688,079.37		$2,452,756.67

II. 2003-9     Transactions from: 12/1/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$88,500,139.05
	ii	Principal Collections from Guarantor	8,551,950.03
	iii	Principal Reimbursements	60,815.79
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$97,112,904.87

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$24,395.19
	ii	Capitalized Interest	(3,560,563.74)

	iii	Total Non-Cash Principal Activity	$(3,536,168.55)

C	Total Student Loan Principal Activity		$93,576,736.32

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,359,962.27
	ii	Interest Claims Received from Guarantors	194,206.77
	iii	Collection Fees/Returned Items	44,822.81
	iv	Late Fee Reimbursements	166,620.57
	v	Interest Reimbursements	26,486.99
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,708,041.55
	viii	Subsidy Payments	1,929,284.05

	ix	Total Interest Collections	$8,429,425.01

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$962.13
	ii	Capitalized Interest	3,560,563.74

	iii	Total Non-Cash Interest Adjustments	$3,561,525.87

F	Total Student Loan Interest Activity		$11,990,950.88

G.	Non-Reimbursable Losses During Collection Period		$20,470.45

H.	Cumulative Non-Reimbursable Losses to Date		$300,378.03

III. 2003-9     Collection Account Activity 12/1/2004 through 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$19,819,223.16
	ii	Consolidation Principal Payments	77,232,865.92
	iii	Reimbursements by Seller	468.08
	iv	Borrower Benefits Reimbursed	41,939.52
	v	Reimbursements by Servicer	107.54
	vi	Re-purchased Principal	18,300.65

	vii	Total Principal Collections	$97,112,904.87

B	Interest Collections
	i	Interest Payments Received	$7,574,320.28
	ii	Consolidation Interest Payments	617,174.36
	iii	Reimbursements by Seller	380.77
	iv	Borrower Benefits Reimbursed	4,106.12
	v	Reimbursements by Servicer	21,669.28
	vi	Re-purchased Interest	330.82
	vii	Collection Fees/Returned Items	44,822.81
	viii	Late Fees	166,620.57

	ix	Total Interest Collections	$8,429,425.01

C	Other Reimbursements		$18,638.37

D	Reserves in Excess of the Requirement		$235,322.70

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts		$355,958.16

H	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$106,152,249.11

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,567,130.62)

I	NET AVAILABLE FUNDS		$104,585,118.49

J	Servicing Fees Due for Current Period		$748,542.38

K	Carryover Servicing Fees Due		$—

L	Administration Fees Due		$20,000.00

M	Total Fees Due for Period		$768,542.38

IV. 2003-9 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School
Current	2.770%	2.770%	84,066	18,645	29.326%	6.954%	$313,006,286.80	$272,019,423.15	29.500%	28.117%

Grace
Current	2.770%	2.770%	20,004	72,503	6.978%	27.043%	$79,462,164.21	$64,309,457.81	7.489%	6.647%

TOTAL INTERIM	2.770%	2.770%	104,070	91,148	36.304%	33.998%	$392,468,451.01	$336,328,880.96	36.989%	34.764%
REPAYMENT
Active
Current	3.710%	3.731%	90,958	84,159	31.730%	31.391%	$352,582,709.08	$308,841,140.17	33.230%	31.923%
31-60 Days Delinquent	3.653%	3.624%	8,997	8,379	3.139%	3.125%	$29,906,770.46	$28,922,118.70	2.819%	2.989%
61-90 Days Delinquent	3.643%	3.541%	5,540	6,773	1.933%	2.526%	$18,024,268.82	$24,151,082.06	1.699%	2.496%
91-120 Days Delinquent	3.670%	3.576%	3,939	4,755	1.374%	1.774%	$12,441,198.39	$16,098,308.95	1.173%	1.664%
> 120 Days Delinquent	3.589%	3.589%	13,814	12,991	4.819%	4.846%	$40,356,951.88	$38,318,051.19	3.804%	3.961%

Deferment
Current	2.938%	2.918%	30,583	31,775	10.669%	11.852%	$104,530,247.39	$108,793,025.86	9.852%	11.245%

Forbearance
Current	3.648%	3.600%	26,893	26,045	9.381%	9.715%	$105,417,506.20	$100,349,681.87	9.935%	10.373%

TOTAL REPAYMENT	3.566%	3.544%	180,724	174,877	63.044%	65.228%	$663,259,652.22	$625,473,408.80	62.511%	64.651%
Claims in Process (1)	3.583%	3.728%	1,868	2,075	0.652%	0.774%	$5,305,678.19	$5,654,750.57	0.500%	0.584%
Aged Claims Rejected (2)	3.370%	3.370%	1	1	0.000%	0.000%	$1,754.87	$1,759.64	0.000%	0.000%
GRAND TOTAL	3.272%	3.276%	286,663	268,101	100.000%	100.000%	$1,061,035,536.29	$967,458,799.97	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase
*	Percentages may not total 100% due to rounding.

V.     2003-9 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.118%	145,825	$435,566,792.00	45.022%
- GSL — Unsubsidized	3.067%	98,683	$377,271,316.70	38.996%
- PLUS Loans	4.193%	23,232	$152,801,582.54	15.794%
- SLS Loans	5.556%	361	$1,819,108.73	0.188%

- Total	3.276%	268,101	$967,458,799.97	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.257%	210,206	$823,868,626.14	85.158%
- Two Year	3.337%	44,582	$108,903,097.24	11.257%
- Technical	3.525%	13,310	$34,664,023.17	3.583%
- Other	4.098%	3	$23,053.42	0.002%

- Total	3.276%	268,101	$967,458,799.97	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-9 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$6,512,722.40
B	Interest Subsidy Payments Accrued During Collection Period			1,642,947.99
C	SAP Payments Accrued During Collection Period			3,281,347.14
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)			355,958.16
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00
F	Net Expected Interest Collections			$11,792,975.69

G	Interest Rate Cap Payments Due to the Trust

			CAP

	i	Cap Notional Amount	$0.00

	ii	Libor	0.00000%
	iii	Cap %	0.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2003-9 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	—	0.00000%

B	Class A-2 Interest Rate	0.006325000	(12/15/04-3/15/05)	2.53000%

C	Class A-3 Interest Rate	0.006500000	(12/15/04-3/15/05)	2.60000%

D	Class A-4 Interest Rate	0.006725000	(12/15/04-3/15/05)	2.69000%

F	Class B Interest Rate	0.007600000	(12/15/04-3/15/05)	3.04000%

VIII. 2003-9 Inputs From Prior Quarter 11/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,061,035,536.29
	ii	Interest To Be Capitalized	14,196,210.09

	iii	Total Pool	$1,075,231,746.38
	iv	Specified Reserve Account Balance	2,688,079.37

	v	Total Adjusted Pool	$1,077,919,825.75

B	Total Note and Certificate Factor		0.7088076
C	Total Note Balance		$1,077,919,825.75

D	Note Balance 12/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000	0.5896548	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$0.00	$241,168,825.75	$262,000,000.00	$528,672,000.00	$46,079,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,688,079.37
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-9 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-I )		$104,585,118.49	$104,585,118.49

B	Primary Servicing Fees-Current Month		$748,542.38	$103,836,576.11

C	Administration Fee		$20,000.00	$103,816,576.11

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$103,816,576.11
	ii	Class A-2	$1,525,392.82	$102,291,183.29
	iii	Class A-3	$1,703,000.00	$100,588,183.29
	iv	Class A-4	$3,555,319.20	$97,032,864.09
	vi	Class B	$350,200.40	$96,682,663.69

	vii	Total Noteholder’s Interest Distribution	$7,133,912.42

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$96,682,663.69
	ii	Class A-2	$94,364,402.71	$2,318,260.98
	iii	Class A-3	$0.00	$2,318,260.98
	iv	Class A-4	$0.00	$2,318,260.98
	vi	Class B	$0.00	$2,318,260.98

	vii	Total Noteholder’s Principal Distribution	$94,364,402.71

F	Increase to the Specified Reserve Account Balance		$0.00	$2,318,260.98

G	Carryover Servicing Fees		$0.00	$2,318,260.98

H	Excess to Certificate Holder		$2,318,260.98	$—

X. 2003-9     Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Quarterly Interest Due			$0.00	$1,525,392.82	$1,703,000.00	$3,555,319.20	$350,200.40
	ii	Quarterly Interest Paid			0.00	1,525,392.82	1,703,000.00	3,555,319.20	350,200.40

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due			$0.00	$94,364,402.71	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	94,364,402.71	0.00	0.00	0.00
	ix	Quarterly Principal Shortfall			$—	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$95,889,795.53	$1,703,000.00	$3,555,319.20	$350,200.40

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 2/28/05			$1,077,919,825.75
	ii	Adjusted Pool Balance 2/28/05			983,555,423.04

	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)			$94,364,402.71

	iv	Adjusted Pool Balance 11/30/04			$1,077,919,825.75
	v	Adjusted Pool Balance 2/28/05			983,555,423.04

	vi	Current Principal Due (iv-v)			$94,364,402.71
	vii	Principal Shortfall from previous Collection Period			0.00

	viii	Principal Distribution Amount (vi + vii)			$94,364,402.71

	ix	Principal Distribution Amount Paid			$94,364,402.71
	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$94,364,402.71

D		Total Interest Distribution			7,133,912.42

E		Total Cash Distributions			$101,498,315.13

F	Note Balances			12/15/2004	3/15/2005
	i	A-1 Note Balance	78442GHR0	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000
	ii	A-2 Note Balance	78442GHS8	$241,168,825.75	$146,804,423.04
		A-2 Note Pool Factor		0.5896548	0.3589350
	iii	A-3 Note Balance	78442GHT6	$262,000,000.00	$262,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000
	iv	A-4 Note Balance	78442GHU3	$528,672,000.00	$528,672,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000
	vi	B Note Balance	78442GHV1	$46,079,000.00	$46,079,000.00
		B Note Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,688,079.37
	ii	Deposits to correct Shortfall			$—
	iv	Total Reserve Account Balance Available			$2,688,079.37
	v	Required Reserve Account Balance			$2,452,756.67
	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to Collection Account			$235,322.70
	viii	Ending Reserve Account Balance			$2,452,756.67

XI.     2003-9     Historical Pool Information

			12/1/04-2/28/04	9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	8/7/03-11/30/03
Beginning Student Loan Portfolio Balance			$1,061,035,536.29	$1,148,940,738.57	$1,280,661,936.70	$1,328,520,154.45	$1,403,894,860.28	$1,492,161,862.73

	Student Loan Principal Activity
	i	Regular Principal Collections	$88,500,139.05	$86,382,490.72	$130,294,935.94	$45,465,549.29	$76,792,921.96	$73,675,509.63
	ii	Principal Collections from Guarantor	8,551,950.03	6,392,965.67	5,489,741.70	4,686,261.24	1,791,515.22	962,782.61
	iii	Principal Reimbursements	60,815.79	116,158.87	95,267.64	105,259.00	118,976.59	17,205,029.03
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$97,112,904.87	$92,891,615.26	$135,879,945.28	$50,257,069.53	$78,703,413.77	$91,843,321.27
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$24,395.19	$106,828.58	$95,853.40	$85,397.31	$34,015.65	$428,590.69
	ii	Capitalized Interest	(3,560,563.74)	(5,093,241.55)	(4,254,600.56)	(2,484,249.10)	(3,362,723.60)	(4,008,009.89)

	iii	Total Non-Cash Principal Activity	$(3,536,168.55)	$(4,986,412.97)	$(4,158,747.16)	$(2,398,851.79)	$(3,328,707.95)	$(3,579,419.20)

(-)	Total Student Loan Principal Activity		$93,576,736.32	$87,905,202.29	$131,721,198.12	$47,858,217.74	$75,374,705.82	$88,263,902.07

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,359,962.27	$3,757,158.38	$4,240,156.84	$3,525,979.42	$4,019,045.32	$5,346,240.18
	ii	Interest Claims Received from Guarantors	194,206.77	192,430.50	170,980.46	148,327.14	35,538.39	8,747.48
	iii	Collection Fees/Returned Items	44,822.81	38,255.76	37,143.39	26,862.88	20,199.51	13,494.33
	iv	Late Fee Reimbursements	166,620.57	155,801.59	180,902.97	138,836.36	135,774.10	153,652.60
	v	Interest Reimbursements	26,486.99	39,977.13	101,348.57	102,866.46	4,058.11	100,443.93
	vi	Other System Adjustments	—	—	—	—	—	—
	vii	Special Allowance Payments	2,708,041.55	1,623,366.94	430,396.04	52,583.30	81,961.60	39,139.85
	viii	Subsidy Payments	1,929,284.05	2,259,397.98	2,581,325.21	2,796,873.97	3,118,534.82	1,957,786.88

	ix	Total Interest Collections	$8,429,425.01	$8,066,388.28	$7,742,253.48	$6,792,329.53	$7,415,111.85	$7,619,505.25

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$962.13	$807.66	$(3,060.81)	$(3,688.84)	$(585.63)	$(351,936.13)
	ii	Capitalized Interest	3,560,563.74	5,093,241.55	4,254,600.56	2,484,249.10	3,362,723.60	4,008,009.89

	iii	Total Non-Cash Interest Adjustments	$3,561,525.87	$5,094,049.21	$4,251,539.75	$2,480,560.26	$3,362,137.97	$3,656,073.76

	Total Student Loan Interest Activity		$11,990,950.88	$13,160,437.49	$11,993,793.23	$9,272,889.79	$10,777,249.82	$11,275,579.01

(=)	Ending Student Loan Portfolio Balance		$967,458,799.97	$1,061,035,536.29	$1,148,940,738.57	$1,280,661,936.70	$1,328,520,154.45	$1,403,897,960.66
(+)	Interest to be Capitalized		$13,643,866.40	$14,196,210.09	$16,324,887.71	$17,485,603.83	$16,025,036.89	$15,333,910.83

(=)	TOTAL POOL		$981,102,666.37	$1,075,231,746.36	$1,165,265,626.28	$1,298,147,540.53	$1,344,545,191.34	$1,419,231,871.49

(+)	Reserve Account Balance		$2,452,756.67	$2,688,079.37	$2,913,164.07	$3,245,368.85	$3,361,362.98	$3,548,079.68

(=)	Total Adjusted Pool		$983,555,423.04	$1,077,919,825.75	$1,168,178,790.35	$1,301,392,909.38	$1,347,906,554.32	$1,422,779,951.17

XII.      2003-9 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Dec-03	$1,419,240,447	14.84%
Mar-04	$1,344,545,191	15.92%
Jun-04	$1,298,147,541	14.24%
Sep-04	$1,165,265,626	18.84%
Dec-04	$1,075,231,746	19.87%
Mar-05	$981,102,666	20.93%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.